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                                                                EXHIBIT 7.5

                         VIMRx PHARMACEUTICALS INC.

                        REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is dated as of December 17, 1997, and is entered into by and between VIMRx Pharmaceuticals Inc., a Delaware corporation (the "Company") and Baxter Healthcare Corporation, a Delaware corporation (the "Purchaser").

                                R E C I T A L S
                                ---------------

     A. The Company and the Purchaser have, on the date hereof, entered into an Asset Purchase Agreement pursuant to which the Company has issued or will issue to Purchaser 11,000,000 shares of the Company's common stock, $.001 par value ("Common Stock") and all shares of the Company's Series A Convertible Preferred Stock ("Preferred Stock").

     B. The parties desire to establish a procedure for the registration and resale of the Common Stock and the Common Stock issuable upon conversion of the Preferred Stock held by the Purchaser.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and releases contained herein, the parties hereto hereby agree as follows:

                              A G R E E M E N T
                              -----------------

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Commission" means the Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

          (b) "Holder" means the Purchaser holding Registrable Securities and any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is an assignee or transferee of Registration rights as permitted by Section 7.

          (c) "Initiating Holders" means any Holder or Holders who in the aggregate hold at least fifty percent (50%) of the Registrable Securities.


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          (d)  "Register," "Registered," and "Registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (a "Registration Statement") and the declaration or ordering of the effectiveness of such Registration Statement, and qualification and compliance with applicable state securities laws.

          (e) "Registrable Securities" means (i) the Common Stock purchased by Purchasers pursuant to the Asset Purchase Agreement, and (ii) all Common Stock issuable upon conversion of the Preferred Stock in accordance with its terms. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or the like, such additional securities shall be Registrable Securities covered by this Agreement.

          (f) "Registration Expenses" means all expenses incurred by the Company in complying with Section 2, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for Holders (if different from the Company), whose fees shall be capped at $15,000, escrow fees, blue sky fees and expenses, and the expense of any audits or financial statement reviews incident to or required by any such registration. The Company shall not be required to undertake any audit of its financial statements except in connection with its fiscal year end in connection with any Registration undertaken pursuant to this Agreement.

          (g) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (h) "Selling Expenses" means all underwriting discounts, selling commissions, fees and expenses of underwriters' counsel, expenses of underwriters and stock transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement, which such Selling Expenses shall be prorated among selling stockholders if such Registration includes securities other than Registrable Securities.

          (i) "Underwriter" means any underwriter which acts as an underwriter in connection with a Registration Statement.

     2.   Demand Registration.
          -------------------

          2.1 Request for Registration. Subject to the remainder of this Agreement, if the Company shall receive, from Holders who in the aggregate hold more than thirty percent (30%) of the then outstanding Registrable Securities or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $5,000,000, at any time after the date of this Agreement, a

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written request that the Company effect any Registration with respect to all or a part of the Registrable Securities for a firm-commitment underwritten offering thereof, the Company shall (i) promptly, but in any event within 10 days, give written notice of the proposed Registration to all other Holders and shall (ii) use its commercially reasonable efforts to effect Registration of the Registrable Securities specified in such request as soon as practicable, together with any Registrable Securities of any Holder, joining in such request as are specified in a written request delivered to the Company within 30 days after delivery of such written notice from the Company of the proposed Registration. The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 2.1 after the Company has effected three such Registrations pursuant to this Section 2.1 and each such Registration has been declared effective.

          2.2. Right of Deferral of Registration. If the Company shall furnish to all such Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith business judgment of the Board of Directors of the Company, it would be commercially unreasonable for the Company for any Registration to be effected as requested under this Section 2, the Company shall have the right, exercisable once with respect to each demand for Registration, to defer the filing of the Registration Statement with respect to such offering for a period of not more than 150 days from delivery of the request of the Initiating Holders.

          2.3. Underwriting in Demand Registration.
               -----------------------------------

          (a) Notice of Underwriting. The right of any Holder to Registration pursuant to Section 2 shall be conditioned upon the agreement of such Holder to participate in such underwriting and the inclusion of Registrable Securities in the underwriting.

          (b) Inclusion of Other Holders in Demand Registration. The Company shall be entitled to include any other of its securities held by any other person in any Registration Statement filed pursuant to this Section 2.

          (c) Selection of Underwriter in Demand Registration. The Company shall (together with all holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("Underwriter's Representative") of the underwriter or underwriters selected for such underwriting by the holders of a majority of the Registrable Securities being registered by the Initiating Holders and reasonably satisfactory to the Company.

          (d) Marketing Limitation in Demand Registration. If the Underwriter's Representative advises the Initiating Holders in

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writing that market factors require a limitation of the number of shares to be underwritten, the securities held by persons who are not Holders shall be excluded from such Registration to the extent required by such limitation. If a limitation in the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be excluded pro rata based (as between the holders of Registrable Securities) on percentage ownership of the Company. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.3(d) shall be included in such Registration Statement. If the number of shares of Registrable Securities so excluded exceeds 20% of the number of shares of Registrable Securities which are requested to be included in such Registration, then the Initiating Holders shall be entitled, on behalf of the Holders, to require, by delivery of a written notice to the Underwriter's Representative and the Company, that the Registration be deferred for such period of time as the Initiating Holders, the Company, and the Underwriter's Representative may mutually agree, but in no event to exceed 90 days from delivery of the notice requiring such deferral from the Initiating Holders, or alternatively, to request that the Registration be terminated in its entirety. In such event, the demand for Registration shall be considered to have not been made for purposes of counting the number of demands for Registration permitted under Section 2.1.

          (e) Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter's Representative, and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement. If by the withdrawal of such securities a greater number of Registrable Securities held by other Holders may be included in such Registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the Registration the right to include additional Registrable Securities in the same proportion as that used in determining the proportional inclusion under the underwriter limitation in Section 2.3(d).

          (f) Inclusion of Company's Securities in Demand Registration. If the Underwriter's Representative has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such Registration and underwriting if the Underwriter's Representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such Registration and underwriting will not thereby be

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limited, and if the Underwriter's Representative advises the Holders in writing that, in such Representative's opinion, the price of the Registrable Securities will not be adversely affected thereby.

          (g) Blue Sky in Demand Registration. In the event of any Registration pursuant to Section 2, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, if any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

          2.4.  Piggyback Registration.
                -----------------------

          (a) Notice of Piggyback Registration and Inclusion of Registrable Securities. In the event the Company decides to Register any of its Common Stock (other than pursuant to a registration on Form S-4 or S-8 or any successor forms), for its own account for cash in a firm commitment underwritten offering on a form that would be suitable for a registration involving Registrable Securities, the Company shall: (i) promptly, but in any event within 10 days of such decision, give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) and (ii) include in such Registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 20 days after delivery of such written notice from the Company of the proposed Registration.

          (b) Underwriting in Piggyback Registration. The right of any Holder to Registration shall be conditioned upon the agreement of such Holder to participate in such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 2.4.

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          (c)   Marketing Limitation in Piggyback Registration. If the
Underwriter's Representative advises the Holders seeking registration of Registrable Securities pursuant to Section 2.4 in writing that market factors require a limitation of the number of shares to be underwritten, the Underwriter's Representative may (subject to the allocation priority set forth in Section 2.4(d)) limit the number of Registrable Securities to be included therein, down to complete exclusion.

          (d) Allocation of Shares in Piggyback Registration. If the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 2.4(c), the number of shares to be included in such Registration shall be allocated in the following manner: The shares (other than Registrable Securities) held by holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration shall be excluded from such registration and underwriting to the extent required by such limitation, but only if permitted by the terms of such other registration rights agreement. If a limitation in the number of shares is still required, the number of shares of Registrable Securities to be included in the Registration and underwriting shall be excluded pro rata (as between the holders of Registrable Securities and such other holders of other registration rights) based on percentage ownership. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.4(d) shall be included in the Registration Statement.

          (e) Withdrawal in Piggyback Registration. If any holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration. If by the withdrawal of such securities a greater number of Registrable Securities may be included in such Registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities the right to include additional Registrable Securities in the same proportion used in determining the proportional inclusion under the underwriter limitation in Section 2.4(d).

          (f) Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to Section 2.4, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of

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process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

     3. Expenses of Registration. All Registration Expenses incurred in connection with all Registrations shall be borne by the Company. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, properties, prospects or financial condition of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 2. All Selling Expenses shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

     4. Registration Procedures. The Company will keep each Holder whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of 90 days or until the Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (b) furnish such number of prospectuses (including preliminary, amended or supplemented prospectuses) and other documents as a Holder from time to time may reasonably request. The Company shall file post-effective amendments or supplements to such Registration Statement as may be necessary to comply with applicable federal and state securities laws and regulations, and shall deliver copies of the prospectus contained therein as provided above.

     5. Information Furnished by Holder. It shall be a condition precedent of the Company's obligations under this Agreement to a particular Holder that such Holder of Registrable Securities to be included in any Registration, furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request.

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     6.   Indemnification.
          ---------------

          6.1. Company's Indemnification of Holders. To the extent permitted by law, the Company will indemnify each Holder, each of their respective officers, directors and constituent partners and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, liabilities (or actions in respect thereof) to the extent such claims, losses, damages, liabilities or actions arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document issued by the Company (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance. The Company will also reimburse each such Holder, officer, director, constituent partner, legal counsel and underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this
Section 6 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) of a material fact furnished in a writing to the Company by such Holder, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company.

          6.2. Holder's Indemnification of Company. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the

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Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, its officers, directors, constituent partners and legal counsel and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document issued by the Company, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and each Holder will also reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters and control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company. The liability of the Holder under this paragraph shall be limited to the aggregate proceeds received by such Holder from the sale of Registrable Securities sold under the Registration Statement.

          6.3. Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, and shall be entitled to select counsel for the defense of such claim with the approval of the indemnified parties, which approval shall not be unreasonably withheld; provided, however, that the indemnified party may participate in such defense, and the indemnified parties collectively shall be entitled to retain a separate counsel for purposes of such action, at the indemnifying party's expense if a majority in interest of the indemnified parties conclude in good faith that representation of such indemnified parties by counsel selected by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnifying party and any or the indemnified parties. The failure to notify an indemnifying party promptly of the commencement of any such action,

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if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party other than under this Section 6. No indemnifying party, in the defense of any such claim or litigation shall consent to entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation and (ii) except with the consent of each indemnified party, which consent shall not be unreasonably withheld.

          6.4. Other Securities. It shall be a condition to the Company's obligations under this Agreement to include Registrable Securities of a Holder in any Registration pursuant to this Agreement that such Holder agree to substantially the indemnification provisions set forth in this Section.

     7. Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under this Agreement to the Holders may be assigned by any Holder (a) to any Affiliate of such Holder (as defined in Rule 405 under the Securities Act) or (b) to a transferee or assignee of any Registrable Securities, not sold to the public, acquiring at least 20% of such Holder's Registrable Securities; provided, however, that (i) the Company must be given written notice of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such Registration rights are being assigned, and (ii) the transferee or assignee of such rights must not be a direct competitor of the Company.

     8. Market Stand-off. Purchaser hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any), Purchaser shall not sell, make any short sale of, grant any option for the purchase of, or otherwise transfer, without the prior written consent of the Company or the Underwriter's Representative, any securities of the Company (other than those included in the Registration) during the 120-day period following the effective date of a Registration Statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction.

     9.  [NOT USED]

     10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without Registration, the Company agrees to:

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          (a)  Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended;

          (c) Furnish to the Holders of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without Registration.

     11. Severability. If any provision of this Agreement is held to be unenforceable, it shall be adjusted rather than voided to achieve its intent to the maximum extent possible, and the remaining provisions of this Agreement shall be enforced to the maximum extent possible.

     12. Notices. All notices, communications and deliveries under this Agreement shall be made in writing signed by the party making the same, shall be made either by personal delivery (including couriers such as Federal Express) or by registered mail, postage prepaid, or facsimile transmission and shall be deemed to give delivery on the date delivered if delivered in person or by facsimile or on the seventh day after mailing if mailed, addressed as follows:

If to:
the Company:   VIMRx Pharmaceuticals Inc.
               2751 Centerville Road
               Wilmington, DE 19808
               Attn:  President
               Facsimile:  (302) 998-3794

               with a copy to:

               Lowell S. Lifschultz, Esq.
               Epstein Becker & Green
               250 Park Avenue
               New York, NY 10177
               Facsimile:  (212) 661-0989

If to:
the Holder:    Baxter Healthcare Corporation
               1627 Lake Cook Road
               Deerfield, IL 60015
               Attn:  Victor W. Schmitt
               Facsimile:  (847) 940-6271

               with a copy to:

               Christopher A. Lause
               Seyfarth, Shaw, Fairweather & Geraldson
               55 East Monroe Street
               Chicago, IL 60603
               Facsimile:  (312) 269-8869

     13. Assignment. Except as otherwise permitted by this Agreement, no assignment or transfer, in whole or in part, by a Holder of his rights under this Agreement shall be made except with the prior written consent of the Company, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, descendants and permitted successors and assigns.

     14. Controlling Law; Integrations; Amendments; Waiver. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements among Delaware residents made and to be performed entirely within the State of Delaware. This Agreement supersedes all prior negotiations, agreements, and understandings among the parties with respect to the subject matter hereof, and constitutes the entire agreement among the parties with respect such subject matter. This Agreement may not be altered or amended except in writing signed by the Company and by the holders of not less than 66-2/3% of the then outstanding Registrable Securities. The failure of any party hereto at any time to require performance of any provision of this Agreement shall in no manner be deemed a waiver of the right to require performance of the same in the future.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same document. Facsimile transmission of a signature shall be deemed an original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     The Company:  VIMRx Pharmaceuticals Inc.,
                   a Delaware corporation


                   By  /s/ Richard L. Dunning
                     ---------------------------------
                   Its   President & CEO
                       -------------------------------


     The Holder:   Baxter Healthcare Corporation


                   By  /s/ Victor W. Schmitt
                     ---------------------------------
                   Its   President, Venture Management
                       -------------------------------